Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 21, 2018 relating to the financial statements, which appears in the prospectus dated June 13, 2018 filed by U.S. Express Enterprises, Inc. in connection with the Registration Statement on Form S-1 (333-224711), as amended.  We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ PricewaterhouseCoopers LLP
Birmingham, Alabama
June 18, 2018

Back to Form S-8